Exhibit 99.1

                  RADYNE REPORTS EARNINGS PER SHARE OF 13 CENTS

PHOENIX, AZ - April 24, 2006 - Radyne Corporation (Nasdaq: RADN), today reported sales for the first quarter of 2006 of $31.2 million compared to first quarter 2005 sales of $13.7 million. The increase resulted from both continued growth in sales of the Company's satellite and broadcast business and the addition of sales from recently acquired Xicom Technology, Inc. The consolidated results announced today include Xicom's sales during the first quarter of 2006. Net sales for Radyne's pre-acquisition business, excluding Xicom, increased by 23% to $16.9 million during the first quarter compared to the same period one year ago.

Earnings from operations increased 86% to $3.6 million during the first quarter of 2006 from $2.0 million for the first quarter of 2005. Net earnings, after taxes and interest, for the first quarter of 2006 were $2.4 million, or $0.13 per fully diluted share compared to earnings of $1.4 million, or $0.08 per fully diluted share for the same quarter of 2005. As a result of adopting new compensation expense accounting standards during the first quarter of 2006, earnings included equity compensation expense which had the effect of $0.02 per fully diluted share.

Bookings during the quarter were $32.7 million, a 142% increase over bookings of $13.5 million in the first quarter of 2005. At the end of the first quarter of 2006, Radyne's consolidated backlog was $33.8 million compared to $9.4 million at the end of the first quarter of 2005. The backlog for the Radyne pre-acquisition business was $14.9 million at the end of the first quarter of 2006.

"The year is off to a good start," commented Bob Fitting, CEO. "We continue to see strength with our established customers along with some key wins in new programs and products across all of our markets."

At the end of the quarter, Radyne's cash balance increased to $21.6 million compared to $16.9 million in cash at year-end 2005. Consolidated Accounts Receivable decreased to $18.2 million compared to $20.3 million at the beginning of 2006. Consolidated Inventory increased to $22.1 million from $18.1 million at the beginning of 2006.

Radyne will be holding a conference call on Monday, April 24, 2006 at 4:30 p.m. EDT to discuss its first quarter 2006 financial results and operational highlights. The call is open to the public. The domestic dial in number is 1-800-706-7741 and the international dial in number is +1-617-614-3471. The conference will also be accessible via the Internet at www.radn.com and www.earnings.com.

ABOUT RADYNE CORPORATION

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona; and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

SAFE HARBOR PARAGRAPH FOR FORWARD-LOOKING STATEMENTS

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. There is no assurance that the Xicom acquisition will continue to provide desirable financial or strategic results for the Company. We cannot guarantee that the Company will continue to generate cash from financing or operations and asset and sales fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by first parties.

Financial Statements follow.

                               RADYNE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 MARCH 31,     DECEMBER 31,
                                                                   2006            2005
                                                               ------------    ------------
                                                                UNAUDITED
                            ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                $     21,643    $     16,928
      Accounts receivable - trade, net of allowance for
       doubtful accounts of $500 and $804, respectively              18,203          20,337
      Inventories                                                    22,085          18,057
      Deferred tax assets                                             2,751           3,010
      Prepaid expenses and other assets                                 862             864
                                                               ------------    ------------
         Total current assets                                        65,544          59,196
Goodwill                                                             30,557          30,333
Intangibles                                                           6,421           6,706
Property and equipment, net                                           4,014           4,098
Other assets                                                            264             295
                                                               ------------    ------------
          TOTAL ASSETS                                         $    106,800    $    100,628
                                                               ============    ============
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Accounts payable                                         $      6,408    $      5,054
      Accrued expenses                                                7,610           9,045
      Customer advance payments                                       2,955           2,319
      Current portion of long-term debt                               1,000           1,000
      Income taxes payable                                              505             609
                                                               ------------    ------------
         Total current liabilities                                   18,478          18,027

Long-term debt, less current portion                                  3,500           3,750
Deferred tax liability                                                  625             752
Deferred rent                                                           278             413
Accrued stock option compensation                                         6              46
                                                               ------------    ------------
         Total liabilities                                           22,887          22,988
                                                               ------------    ------------
STOCKHOLDERS' EQUITY:
      Common stock; $.001 par value - authorized,
       50,000,000 shares; issued and outstanding,
       17,749,444 shares and 17,334,467 shares,
       respectively                                                      18              17
      Additional paid-in capital                                     67,059          63,171
      Retained earnings                                              16,844          14,450
      Other comprehensive income                                         (8)              2
                                                               ------------    ------------
         Total stockholders' equity                                  83,913          77,640
                                                               ------------    ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $    106,800    $    100,628
                                                               ============    ============

                               RADYNE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                    UNAUDITED

                                                                    THREE MONTHS ENDED
                                                                        MARCH 31,
                                                               ----------------------------
                                                                   2006            2005
                                                               ------------    ------------
Net sales                                                      $     31,194    $     13,709
Cost of sales                                                        18,304           6,583
                                                               ------------    ------------
      Gross profit                                                   12,890           7,126
                                                               ------------    ------------
OPERATING EXPENSES:
   Selling, general and administrative                                6,529           3,677
   Research and development                                           2,724           1,498
                                                               ------------    ------------
      Total operating expenses                                        9,253           5,175
                                                               ------------    ------------
Earnings from operations                                              3,637           1,951
OTHER (INCOME) EXPENSE:
   Interest expense                                                      77              26
   Interest and other income                                           (217)           (251)
                                                               ------------    ------------
Earnings before income taxes                                          3,777           2,176
  Income tax expense                                                  1,381             732
                                                               ------------    ------------
Net earnings                                                   $      2,396    $      1,444
                                                               ============    ============
EARNINGS PER SHARE:
      Basic                                                    $       0.14    $       0.09
                                                               ============    ============
      Diluted                                                  $       0.13    $       0.08
                                                               ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
      Basic                                                          17,557          16,473
                                                               ============    ============
      Diluted                                                        18,654          17,258
                                                               ============    ============